Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of AmpliPhi Biosciences Corporation of our report dated April 15, 2015 relating to our audit of the consolidated financial statements for the year ended December 31, 2013, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ PBMares, LLP

Richmond, Virginia

April 15, 2015